UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2005

                              INTERMOST CORPORATION
               (Exact name of Registrant as specified in charter)


      Wyoming                          0-30430                 87-0418721
(State or other jurisdiction   (Commission File Number       (IRS Employer
   of incorporation)                                      Identification Number)

                       10th Floor, B10-07 Guomao Building
                                Renmin Road South
                             Shenzhen, China 518014
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 011-86-755-8221-0238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

      This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      On February 25, 2005 the Registrant's wholly-owned subsidiary, IMOT Information Technology (Shenzhen) Ltd. ("IMOT Technology"), received all necessary government approvals required to complete its acquisition of a 15% interest in Shenzhen International Hi-Tech Exchange from Shenzhen Merchant Technology Investment Co., Ltd. (referred to in this discussion as "Shenzhen Merchant Technology") and Snow Hill Developments Limited ("Snow Hill"). Any and all descriptions of the Share Transfer Agreement as described in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of the attached Share Transfer Agreement.

      Pursuant to the Share Transfer Agreement signed on December 8, 2004 among IMOT Technology, the Registrant, Shenzhen Merchant Technology and Snow Hill, the purchase price paid was Rmb 4,500,000, which is approximately US$543,478. The purchase price was paid with 2,470,355 shares of the Registrant's common stock. The value of the Registrant's common stock was determined to be $0.22 per share. This valuation was computed by averaging the closing price of the common stock during the period from October 18, 2004 to November 18, 2004. The consideration for the transaction was agreed to after negotiation by the purchasing and selling parties, none of whom is related.

      In the Share Transfer Agreement, IMOT Technology has agreed to return a portion or all of the interest it purchased if, within the two year period following approval of the Share Transfer Agreement by the government of China, IMOT Technology fails to introduce foreign investors to Shenzhen International Hi-Tech Exchange who collectively engage in at least $500 million in exchange business with Shenzhen International Hi-Tech Exchange.

      Shenzhen International Hi-Tech Exchange is located in Shenzhen, China and is authorized by the government of China to engage in the business of transferring property rights and corporate equity interests in China.

Item 9.01         Financial Statements and Exhibits

                  Exhibit 10.1      Share Transfer Agreement
                  Exhibit 99        Press Release


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


INTERMOST CORPORATION


/s/ Andy Lin
----------------------
Andy Lin,
President
Dated:  March 3, 2005